Exhibit 99.1
Kerr-McGee Corporation
Range of Projected Daily Average Production Volumes
November 2004
	2005 Production Forecast
	1-Qtr			2-Qtr			3-Qtr			4-Qtr			Year
Crude Oil	Projected			Projected			Projected			Projected			Projected
(BOPD)
Onshore	32,500	-	35,000	32,500	-	34,000	31,500	-	34,000	31,000	-	34,000	31,900	-	34,200
Offshore	48,000	-	52,000	45,000	-	48,000	40,000	-	43,000	38,000	-	40,500	42,700	-	45,800
U.S.	80,500	-	87,000	77,500	-	82,000	71,500	-	77,000	69,000	-	74,500	74,600	-	80,000

North Sea	66,500	-	72,000	62,000	-	67,500	52,500	-	57,000	64,000	-	67,000	61,200	-	65,800

China	24,500	-	26,500	18,000	-	19,500	14,000	-	15,500	18,000	-	20,000	18,600	-	20,300

Total	171,500	-	185,500	157,500	-	169,000	138,000	-	149,500	151,000	-	161,500	154,400	-	166,100

Natural Gas
(MMCF/D)	1-Qtr			2-Qtr			3-Qtr			4-Qtr			Year
Onshore	630	-	670	630	-	670	655	-	700	690	-	720	651	-	690
Offshore	440	-	475	455	-	500	445	-	480	460	-	490	450	-	486
U.S.	1,070	-	1,145	1,085	-	1,170	1,100	-	1,180	1,150	-	1,210	1,101	-	1,176

North Sea	90	-	100	65	-	75	45	-	50	75	-	85	70	-	75

Other	0	-	0	0	-	0	0	-	0	0	-	0	0	-	0

Total	1,160	-	1,245	1,150	-	1,245	1,145	-	1,230	1,225	-	1,295	1,171	-	1,251

BOE/D *	364,800	-	393,000	349,200	-	376,500	328,800	-	354,500	355,200	-	377,300	355,000	-	370,000

* Annual sums reflect the company's expectations

** Cautionary Statement Concerning Forward-Looking Statements **

  The information contained in this table regarding Kerr-McGee's projected production volume forecasts are only estimated projections that may or may not occur in the future, and constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Future results and developments set forth in this statement may be affected by numerous uncertainties, factors and risks, such as but not limited to the accuracy of the assumptions that underlie the statement, the success of the oil and gas exploration and production program, drilling risks, market value of oil and gas, uncertainties in interpreting engineering data, changes in laws and regulations, the ability to respond to challenges in international markets, political or economic conditions in areas where Kerr-McGee operates, trade and regulatory matters, and other factors and risks identified in the Risk Factors section of Kerr-McGee's Annual Report on Form 10-K and other SEC filings. Actual results and developments may differ materially from those expressed or implied in this statement. Therefore, the information contained in this statement may not be accurate. Kerr-McGee does not undertake to update, revise or correct any of the forward-looking information.